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                                                                  EXHIBIT 1





                           JOINT FILING AGREEMENT


            Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Amendment to a Statement on Schedule 13D.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:      May 15, 1996

                                    NEWHOUSE BROADCASTING
                                    CORPORATION


                                    By: /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President



                                    EMI COMMUNICATIONS CORP.


                                    By: /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President



                                    /s/ Donald E. Newhouse
                                    Donald E. Newhouse



                                    /s/ S. I. Newhouse, Jr.
                                    S. I. Newhouse, Jr.